UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) MARCH 9, 2005

IQ BIOMETRIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-24001	76-0552098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39111 PASEO PADRE PARKWAY, SUITE 304 FREMONT, CALIFORNIA 94538

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (510) 795-2903

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.01 – Other Events

On March 9, 2004, IQB withdrew its registration statement on Form S-4 relating to the registration of shares to be issued in connection with IQB’s proposed merger with Wherify Wireless, Inc. pending the completion of a rescission offer by Wherify relating to Wherify’s recent Series C preferred stock offering.

The staff of the Securities and Exchange Commission has stated that it does not believe Wherify has adequately demonstrated the availability of the federal private placement exemption upon which it relied for the offering of $15.2 Million of its Series C preferred shares between September 2004 and January 2005. Wherify firmly believes that its Series C preferred stock offering satisfied all the requirements for a private placement exemption under federal and applicable state securities laws, including those set forth under Rule 506 of Regulation D under the Securities Act of 1933.

In order to address the SEC’s concerns, the staff has indicated that IQB will need to withdraw its Form S-4 registration statement while Wherify completes a rescission offer with respect to its Series C preferred stock offering. The SEC has indicated that after Wherify’s rescission offer is completed, IQB may then refile its Form S-4 registration statement.

IQB intends to promptly refile its Form S-4 registration statement, with appropriate amendments relating to the rescission offer, after Wherify’s rescission offer is completed within the next 30-45 days.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IQ BIOMETRIX, INC.

Date: March 9, 2005	By:	/s/ WILLIAM B. G. SCIGLIANO
William B. G. Scigliano
President and Chief Executive Officer